Filed pursuant to Rule 424(b)(3)
Registration No. 333-187101

PROSPECTUS SUPPLEMENT

(To Prospectus dated March 7, 2013)

Equity Residential

15,068,000 Common Shares of Beneficial Interest

This prospectus supplement relates to the offer and sale of 15,068,000 of our common shares of beneficial interest (“Common Shares”) for the account of the selling shareholder named in this prospectus supplement (the “Selling Shareholder”). We will not receive any proceeds from the sale of our Common Shares in this offering.

Our Common Shares are listed on the New York Stock Exchange under the symbol “EQR.” The last reported sale price of our Common Shares on the New York Stock Exchange on May 21, 2013 was $60.75 per share.

Investing in our Common Shares involves risks. See “Risk Factors” on page S-3 of this prospectus supplement and the risks set forth in the documents we have filed with the Securities and Exchange Commission that are incorporated by reference in this prospectus supplement.

The underwriter has agreed to purchase the Common Shares from the Selling Shareholder at a price of $58.07 per share, which will result in $874,998,760 of proceeds to the Selling Shareholder before expenses. The underwriter proposes to offer the Common Shares from time to time for sale in one or more transactions on the New York Stock Exchange, in the over-the-counter market, through negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or negotiated prices, subject to its right to reject any order in whole or in part. See “Underwriting.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Common Shares will be ready for delivery on or about May 28, 2013.

Sole Book-Running Manager

Goldman, Sachs & Co.

The date of this prospectus supplement is May 22, 2013.

Prospectus Supplement

Prospectus

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus prepared by or on behalf of us. We and the Selling Shareholder have not, and the underwriter has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The Selling Shareholder and the underwriter are offering to sell, and seeking offers to buy, these Common Shares only in jurisdictions where offers and sales are permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus or any related free writing prospectus prepared by or on behalf of us is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since then.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which gives a description of our Common Shares and more general information.

If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in or incorporated by reference in this prospectus supplement.

It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. This prospectus supplement and the accompanying prospectus incorporate important business and financial information about us and our subsidiaries that is not included in or delivered with these documents. This information is available without charge to security holders upon written or oral request. See “Where You Can Find More Information About Us.”

Unless the context otherwise requires or as otherwise specified, references in this prospectus to “we,” “us,” “our” or “the Company” refer to Equity Residential and its subsidiaries, including ERP Operating Limited Partnership.

S-ii

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, the documents incorporated or deemed incorporated by reference as described under “Where You Can Find More Information About Us” and any related free writing prospectus contain certain information that we intend to be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”). These forward-looking statements relate to such things as our anticipated future economic performance, our plans and objectives for future operations and projections of revenue and other financial items, which can be identified by the use of forward-looking words such as “may,” “will,” “should,” “expect,” “anticipate,” “estimate” or “continue” or the negative thereof or other variations thereon or comparable terms.

Actual results could differ materially from those contemplated by these forward-looking statements as a result of many factors. The cautionary statements under the caption “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2012, which is incorporated herein by reference, and other similar statements contained in this prospectus supplement, the accompanying prospectus and the documents incorporated or deemed incorporated by reference herein and therein identify important factors with respect to forward-looking statements, including certain risks and uncertainties, that could cause actual results to differ materially from those in such forward-looking statements. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial also may adversely affect us. Should any known or unknown risks and uncertainties develop into actual events, those developments could have a material adverse effect on our business, financial condition and results of operations.

In light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking information contained in this prospectus supplement and the documents incorporated by reference or deemed incorporated by reference herein will in fact transpire. Potential investors are cautioned not to place undue reliance on these forward-looking statements. We do not undertake any obligation to update or revise any forward-looking statements. All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us. It may not contain all the information that may be important to you in deciding whether to invest in our Common Shares. You should read this entire prospectus supplement, the accompanying prospectus and any related free writing prospectus, together with the information incorporated by reference, including the risk factors, financial data and related notes, before making an investment decision.

Equity Residential

We are a Maryland real estate investment trust (“REIT”) formed in March 1993 and are an S&P 500 company focused on the acquisition, development and management of high quality apartment properties in top United States growth markets. We are the managing general partner of ERP Operating Limited Partnership and have elected to be taxed as a REIT. As of March 31, 2013, we had a national portfolio of 416 multifamily properties containing 118,778 apartment units located in 13 states and the District of Columbia.

Our executive offices are located at Two North Riverside Plaza, Suite 400, Chicago, Illinois 60606, and our telephone number is (312) 474-1300.

The Offering

Common Shares Offered by the Selling Shareholder	15,068,000

Common Shares Outstanding before and after this Offering	360,156,918

Use of Proceeds	The Selling Shareholder will receive all proceeds from the sale of our Common Shares in this offering. We will not receive any of the proceeds from the sale of Common Shares by the Selling Shareholder.

New York Stock Exchange Symbol	EQR

RISK FACTORS

An investment in our Common Shares involves material risks. Before you invest in our Common Shares, you should carefully consider the risk factor set forth below, the risks described in our Annual Report on Form 10-K for the year ended December 31, 2012, which are incorporated by reference in this prospectus supplement, and any risks that may be described in other filings we make with the Securities and Exchange Commission (the “SEC”).

The unaudited pro forma financial information incorporated by reference in this prospectus supplement may not be indicative of our actual financial position or results of operations, and the purchase price of the Archstone Assets may not reflect the prices that we would obtain if such assets were sold to a third party.

The unaudited pro forma financial information incorporated by reference in this prospectus supplement is presented for illustrative purposes only and is not necessarily indicative of what our actual financial position or results of operations would have been had the Archstone Transaction been completed as of the date indicated. The unaudited pro forma financial information reflects adjustments, which are based upon assumptions and preliminary estimates that we believe to be reasonable, including an estimate relating to the financing of the Archstone Transaction, but we can provide no assurance that any or all of such assumptions or estimates are correct.

We did not obtain third-party appraisals for the Archstone Assets and based the purchase price for such assets on internal valuations. Accordingly, the values of such assets as set forth in our pro forma financial statements may not reflect the prices that we would obtain if such assets were sold to a third party.

NO PROCEEDS TO THE COMPANY

The Selling Shareholder will receive all proceeds from the sale of our Common Shares in this offering. We will not receive any of the proceeds from the sale of Common Shares by the Selling Shareholder.

SELLING SHAREHOLDER

The following table sets forth the name of the Selling Shareholder and the number of Common Shares that the Selling Shareholder beneficially owns and that are offered pursuant to this prospectus supplement and the accompanying prospectus. We have prepared the following table based on information provided to us by or on behalf of the Selling Shareholder on or prior to May 22, 2013.

Beneficial ownership is determined in accordance with the SEC’s rules and generally includes any Common Shares over which a person exercises voting or investment power. The percentage of Common Shares beneficially owned prior to and after the offering is based on 360,156,918 Common Shares outstanding as of May 20, 2013.

Other than as described in the accompanying prospectus, the Selling Shareholder has not had, within the past three years, any material relationship with us or any of our predecessors or affiliates.

	Common Shares Beneficially Owned Prior to Offering		Number of Common Shares Being Offered	Common Shares Beneficially Owned After Offering
Name of Selling Shareholder	Number	Percentage		Number	Percentage
Jupiter Enterprise LP (1)	34,468,085	9.6%	15,068,000	19,400,085	5.4%

(1)	The Common Shares are directly owned by Jupiter Enterprise LP (“Jupiter”). Jupiter is an indirect subsidiary of Lehman Brothers Holdings Inc. (“LBHI”). Under SEC rules regarding beneficial ownership, LBHI may be deemed to have voting and investment power over the Common Shares. LBHI’s sole share of stock is owned by Lehman Brothers Holdings Inc. Plan Trust (the “Plan Trust”). Despite this ownership, the Plan Trust does not have any voting or investment discretion with respect to the shares reported herein. The address of Jupiter and LBHI is 1271 Avenue of the Americas, New York, New York 10020.

UNDERWRITING

Goldman, Sachs & Co. is acting as the underwriter in connection with this offering. We and the Selling Shareholder have entered into an underwriting agreement with the underwriter with respect to the Common Shares being offered. Subject to certain conditions, the underwriter has agreed to purchase 15,068,000 Common Shares from the Selling Shareholder at a price of $58.07 per share, which will result in $874,998,760 of proceeds to the Selling Shareholder before expenses.

Subject to the terms and conditions set forth in the underwriting agreement, the underwriter is committed to purchase all of the Common Shares being offered by the Selling Shareholder if it purchases any Common Shares.

The underwriter is offering the Common Shares, subject to prior sale, when, as and if issued to and accepted by it, subject to approval of legal matters by its counsel and other conditions contained in the underwriting agreement, such as the receipt by the underwriter of officer’s certificates and legal opinions. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

The underwriter may receive from purchasers of the Common Shares nominal brokerage commissions in amounts agreed with the purchasers. The underwriter proposes to offer the Common Shares for sale from time to time in one or more transactions on the New York Stock Exchange, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, subject to receipt and acceptance by it and subject to its right to reject any order in whole or in part. The underwriter may effect such transactions by selling the shares of common stock to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriter and/or purchasers of shares of common stock for whom they act as agents or to whom they sell as principals. The difference between the price at which the underwriter purchases shares of common stock and the price at which the underwriter resells such shares of common stock may be deemed underwriting compensation.

Sales of Common Shares outside the United States may be made by affiliates of the underwriter.

The Selling Shareholder will pay all underwriting discounts and selling commissions and all fees and disbursements of its legal counsel. The estimated offering expenses payable by us are approximately $250,000.

Our Common Shares are listed on the New York Stock Exchange under the trading symbol “EQR.”

For a period of 30 days after the date of this prospectus supplement, subject to certain exceptions, we and our trustees and executive officers have agreed that we and they will not, without the prior written consent of the underwriter, directly or indirectly, issue, offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of our common shares or any securities convertible into or exercisable or exchangeable for our common shares or file any registration statement under the Securities Act with respect to any of the foregoing, or enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of our common shares.

For a period of 60 days after the date of this prospectus supplement, subject to certain exceptions, the Selling Shareholder has agreed that it will not, without the prior written consent of the underwriter, directly or indirectly, issue, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of our common shares or any securities convertible into or exercisable or exchangeable for our common shares or file any registration statement under the Securities Act with respect to any of the foregoing, or enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of our common shares.

In order to facilitate the offering of the Common Shares, the underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of the Common Shares. Specifically, the underwriter may sell more Common Shares than it is obligated to purchase under the underwriting agreement, creating a short position. As an additional means of facilitating this offering, the underwriter may bid for, and purchase, Common Shares in the open market to stabilize the price of the Common Shares. These activities may raise or maintain the market price of the Common Shares above independent market levels or prevent or retard a decline in the market price of the Common Shares. The underwriter is not required to engage in these activities and may end any of these activities at any time. The underwriter may carry out these transactions on the New York Stock Exchange, in the over-the-counter market or otherwise.

In the ordinary course of business, the underwriter and/or its affiliates have performed and may continue to perform investment banking, commercial banking and advisory services for us from time to time for which they have received, and will in the future receive, customary fees and reimbursement of expenses.

We, the Selling Shareholder and the underwriter have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

A prospectus supplement and accompanying prospectus in electronic format may be made available on websites maintained by the underwriter, or selling group members, if any, participating in this offering. The underwriter may agree to allocate a number of Common Shares to the underwriter or selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriter that may make Internet distributions on the same basis as other allocations.

Selling Restrictions

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any shares of our Common Shares may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any shares of our Common Shares may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

(a) to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b) to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives for any such offer; or

(c) in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of shares of our Common Shares shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares of our Common Shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of our Common Shares to be offered so as to enable an investor to decide to purchase any shares of our Common Shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom

The underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the shares of our Common Shares in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares of our Common Shares in, from or otherwise involving the United Kingdom.

Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Hong Kong

The notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Singapore

This prospectus supplement and the accompanying prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA. Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust will not be transferable for six months after that corporation or that trust has acquired the notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A) of the SFA and in accordance with the conditions specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

EXPERTS

The consolidated financial statements and schedule of Equity Residential appearing in Equity Residential’s Annual Report (Form 10-K) for the year ended December 31, 2012, and the effectiveness of Equity Residential’s internal control over financial reporting as of December 31, 2012, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference, in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The combined statement of revenue and certain expenses of the Archstone Portfolio for the year ended December 31, 2012, appearing in our Current Report on Form 8-K/A, filed with the SEC on March 6, 2013, has been incorporated by reference herein in reliance upon the report of KPMG LLP, independent auditors, incorporated by reference herein, and upon authority of such firm as experts in accounting and auditing. KPMG LLP’s report on the combined statement of revenue and certain expenses of the Archstone Portfolio contains a paragraph that states that the combined statement of revenue and certain expenses was prepared for the purpose of complying with the rules and regulations of the SEC, as described in Note 1 to the combined statement of revenue and certain expenses, and it is not intended to be a complete presentation of the Archstone Portfolio’s revenue and expenses.

LEGAL MATTERS

The legality of the securities offered hereby and certain tax matters will be passed upon for us by DLA Piper LLP (US), Chicago, Illinois. Certain legal matters in connection with this offering will be passed upon for the underwriter by Morrison & Foerster LLP. Morrison & Foerster LLP has from time to time represented us on certain matters.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

This prospectus supplement and the accompanying prospectus do not contain all of the information included in the related registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3, including its exhibits. Statements contained in this prospectus supplement and the accompanying prospectus about the provisions or contents of any agreement or other document are not necessarily complete. In accordance with SEC rules and regulations, we have filed agreements and documents that we are required to file as exhibits to the registration statement. Please see such agreements and documents for a complete description of these matters. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of this prospectus supplement or the date on the front of the accompanying prospectus, as the case may be.

We file annual, quarterly and current reports and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room in Washington, D.C., 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to you at the SEC’s web site at http://www.sec.gov and at our website at http://www.equityapartments.com. The contents of our website are not deemed to be a part of this prospectus supplement or the accompanying prospectus.

The SEC allows us to “incorporate by reference” into this prospectus supplement the information we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement, and later information filed with the SEC will update and supersede information in prior filings. We incorporate by reference into this prospectus supplement our documents listed below:

•	Annual Report on Form 10-K for the year ended December 31, 2012 (File No. 001-12252).

•	Definitive Proxy Statement on Schedule 14A filed with the SEC on April 15, 2013 (File No. 001-12252).

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 (File No. 001-12252).

•

Current Reports on Form 8-K filed on January 7, 2013, January 15, 2013, February 28, 2013 (and the amendment to such Current Report on Form 8-K filed March 6, 2013), March 18, 2013 and April 16, 2013 (File No. 001-12252).

•	Description of Common Shares contained in our registration statement on Form 8-A/A dated August 10, 1993 (File No. 001-12252).

All documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus supplement and prior to the termination of this offering will also be deemed to be incorporated by reference in this prospectus supplement and to be a part hereof from the date of filing those documents. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including, but not limited to, any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K.

You may request copies of these filings, at no cost, by writing to or telephoning us at the following address:

Equity Residential

Two North Riverside Plaza, Suite 400

Chicago, Illinois 60606

Attention: Investor Relations

Telephone Number: (888) 879-6356

PROSPECTUS

34,468,085

EQUITY RESIDENTIAL

Common Shares of Beneficial Interest

This prospectus relates solely to the offer and sale from time to time of up to 34,468,085 of our common shares of beneficial interest (“Common Shares”) for the account of the selling shareholder named in this prospectus and certain transferees, which we refer to collectively in this prospectus as the Selling Shareholders. The 34,468,085 Common Shares offered by this prospectus were issued to the Selling Shareholder named in this prospectus in a private transaction.

The Selling Shareholders may offer their Common Shares through public or private transactions, on or off the New York Stock Exchange, at prevailing market prices, or at privately negotiated prices. The Selling Shareholders may sell their Common Shares directly or through agents or broker-dealers acting as principal or agent, or in a distribution by underwriters.

We are registering the offer and sale of the Common Shares to permit the Selling Shareholders to sell without restriction in the open market or otherwise, but the registration of these Common Shares does not necessarily mean that any Selling Shareholders will elect to offer or sell any of these Common Shares. Although we will incur expenses in connection with the registration of the 34,468,085 Common Shares and the offering of such shares hereunder, we will not receive any cash proceeds upon their sale by the Selling Shareholders.

The Common Shares are listed on the New York Stock Exchange under the symbol “EQR.”

Investing in our Common Shares involves risk. Before buying our Common Shares, you should read and consider the risk factors included in our periodic reports and in other information that we file with the Securities and Exchange Commission. See “Risk Factors” on page 4 and “Special Note Regarding Forward-Looking Statements” on page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 7, 2013.

You should read this prospectus and any accompanying prospectus supplement together with the additional information described under the headings “Available Information” and “Incorporation of Certain Documents by Reference.” You should rely only on the information incorporated by reference or provided in this prospectus or such prospectus supplement. No dealer, salesperson or other individual has been authorized to give any information or to make any representations not contained or incorporated by reference in this prospectus in connection with the offering covered by this prospectus. If given or made, such information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the Common Shares in any jurisdiction where, or to any person to whom, it is unlawful to make any such offer or solicitation. Neither the delivery of this prospectus nor any offer or sale made hereunder shall, under any circumstances, create an implication that there has not been any change in the facts set forth in this prospectus or in our affairs since the date hereof.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Information contained in or incorporated by reference into this prospectus and any accompanying prospectus supplement contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”). We intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in that section. These forward-looking statements relate to, without limitation, our anticipated future economic performance, our plans and objectives for future operations and projections of revenue and other financial items, which can be identified by the use of forward-looking words such as “may,” “will,” “should,” “expect,” “anticipate,” “estimate” or “continue” or the negative thereof or other variations thereon or comparable terms. The cautionary statements under the caption “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2012, which is incorporated herein by reference, and other similar statements contained in this prospectus or any accompanying prospectus supplement identify important factors with respect to forward-looking statements, including certain risks and uncertainties, that could cause actual results to differ materially from those in such forward-looking statements.

AVAILABLE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance therewith, we are required to file reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission”). You may read and copy these reports, proxy statements and other information at the Public Reference Room of the Commission, 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of the reports, proxy and information statements and other information regarding issuers that file electronically with the Commission by accessing the Commission’s World Wide Web site at http://www.sec.gov. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We have filed the documents listed below with the Commission under the Exchange Act and these documents are incorporated into this prospectus by reference (other than information furnished pursuant to Items 2.02 and 7.01 of Form 8-K and any related exhibits):

a.	Annual Report on Form 10-K for the year ended December 31, 2012 (File No. 001-12252).

b.	Current Reports on Form 8-K filed on January 7, 2013, January 15, 2013 and February 28, 2013 (and the amendment to such Current Report on Form 8-K filed March 6, 2013) (File No. 001-12252).

c.	Description of our common shares contained in our registration statement on Form 8-A/A dated August 10, 1993.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering of all Common Shares under this prospectus will also be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing those documents. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the Commission, including, but not limited to, any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or any exhibits furnished pursuant to Item 9.01 of Form 8-K.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference herein will be modified or superseded by inconsistent statements in any document we file in the future that will be deemed incorporated by reference herein, including any prospectus supplement that supplements this prospectus. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any accompanying prospectus supplement. Subject to the foregoing, all information appearing in this prospectus and each accompanying prospectus supplement is qualified in its entirety by the information appearing in the documents incorporated by reference.

We will provide, without charge, copies of all documents that are incorporated herein by reference (not including the exhibits to such information, unless such exhibits are specifically incorporated by reference in such information) to each person, including any beneficial owner, to whom this prospectus is delivered upon written or oral request. Requests should be directed to Equity Residential, Two North Riverside Plaza, Suite 400, Chicago, Illinois 60606, Attention: Martin McKenna (telephone number: (312) 474-1300).

Unless otherwise indicated, when used herein, the terms “the Company,” “we” and “us” refer to Equity Residential, a Maryland real estate investment trust, and its subsidiaries, including ERP Operating Limited Partnership, its operating partnership.

THE COMPANY

We are a Maryland real estate investment trust (“REIT”) formed in March 1993 and are an S&P 500 company focused on the acquisition, development and management of high quality apartment properties in top United States growth markets. We have elected to be taxed as a REIT. Our corporate headquarters are located in Chicago, Illinois and we also operate property management offices in each of our markets.

Our executive offices are located at Two North Riverside Plaza, Suite 400, Chicago, Illinois 60606, and our telephone number is (312) 474-1300.

RECENT DEVELOPMENTS

On February 27, 2013, we and AvalonBay Communities, Inc. (“AVB”) acquired all of the assets and interests (the “Archstone Transaction”) in various entities affiliated with Archstone Enterprise LP, which subsequently changed its name to Jupiter Enterprise LP in accordance with the acquisition agreement (“Jupiter”), constituting a portfolio of apartment properties and other assets (the “Archstone Assets”). As a result of the Archstone Transaction, we acquired assets representing approximately 60% of the Archstone Assets and AVB acquired assets representing approximately 40% of the Archstone Assets. The aggregate consideration paid by us for our share of the Archstone Assets was (i) $2.016 billion in cash, (ii) 34,468,085 of our Common Shares (issued to Jupiter, the Selling Shareholder named herein) and (iii) the assumption of substantially all of the liabilities related to the Archstone Assets acquired by us.

As a result of the Archstone Transaction, we have acquired, directly or indirectly, 71 wholly-owned, stabilized properties consisting of 20,160 apartment units, two additional partially owned and unconsolidated stabilized properties consisting of 768 apartment units, three master-leased properties containing 853 apartment units, four projects in various stages of construction for 964 apartment units and fourteen land sites for the potential development of approximately 4,318 apartment units. In addition, we and AVB acquired interests in certain assets and liabilities of Jupiter through one or more unconsolidated joint ventures between us and AVB that are owned 60% by us and 40% by AVB.

RISK FACTORS

Before you invest in our Common Shares, you should carefully consider the risks involved. These risks include, but are not limited to, the risks described in our Annual Report on Form 10-K for the year ended December 31, 2012, which are incorporated by reference in this prospectus, and any risks that may be described in other filings we make with the Commission.

NO PROCEEDS TO THE COMPANY

We will not receive any of the proceeds from the sale of Common Shares by the Selling Shareholders. We will pay all of the costs and expenses incurred in connection with the registration under the Securities Act and the offering made hereby other than any underwriting or sales discounts, fees and commissions. Notwithstanding the previous sentence, any underwriting discounts, selling commissions, fees and disbursements of legal counsel for the Selling Shareholders and share transfer taxes attributable to the issuance by us of the Common Shares will be paid by the Selling Shareholders.

DESCRIPTION OF COMMON SHARES

The following description sets forth certain general terms and provisions of the Common Shares. The summary of the terms of the Common Shares set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to the Articles of Restatement of Declaration of Trust of the Company dated December 9, 2004 (“Declaration of Trust”), as amended and/or restated from time to time, and the Seventh Amended and Restated Bylaws of the Company, as adopted on December 14, 2010, as amended, supplemented and/or restated from time to time, each of which is incorporated herein by reference.

Our Declaration of Trust provides that we may issue up to 1,100,000,000 shares of beneficial interest, consisting of 1,000,000,000 Common Shares and 100,000,000 Preferred Shares. As of February 28, 2013, 359,988,389 Common Shares and 1,000,000 Preferred Shares were issued and outstanding.

Both the Maryland REIT Law and our Declaration of Trust provide that no shareholder of the Company will be liable for any debt or obligation of the Company solely as a result of his or her status as a shareholder of the Company. Our Declaration of Trust further provides that the Company has the power to indemnify each shareholder against any claim or liability to which the shareholder may become subject by reason of his or her being or having been a shareholder and to reimburse each shareholder for all reasonable expenses incurred by him or her in connection with any such claim or liability.

Distributions. All Common Shares offered hereby will be duly authorized, fully paid and non-assessable. Subject to the preferential rights of any other shares of beneficial interest and to the provisions of our Declaration of Trust regarding excess shares (as defined herein), holders of Common Shares are entitled to receive distributions if, as and when authorized and declared by the Board of Trustees of the Company (the “Board of Trustees”) out of assets legally available therefor and to share ratably in the assets of the Company legally available for distribution to its shareholders in the event of its liquidation, dissolution or winding-up after payment of, or adequate provision for, all known debts and liabilities of the Company. The Company currently pays regular quarterly distributions.

Voting Rights. Subject to the provisions of our Declaration of Trust regarding excess shares, each outstanding Common Share entitles the holder to one vote on the following matters: (a) the election or removal of Trustees; (b) the amendment of our Declaration of Trust; (c) the voluntary dissolution or termination of Equity Residential; (d) the merger of Equity Residential, provided, however, that the shareholders shall not be entitled to vote on a merger of Equity Residential which may be approved pursuant to the provisions of the Maryland REIT Law by a majority of the entire Board of Trustees without a vote of the shareholders and, further provided, that if a shareholder vote is required pursuant to the provisions of the Maryland REIT Law, such merger shall be approved by the affirmative vote of the holders of not less than a majority of all the shares then outstanding and entitled to vote thereon, (e) the sale or other disposition of all or substantially all of Equity Residential’s assets, provided, however, that the sale or other disposition of all or substantially all of Equity Residential’s assets shall be approved by the affirmative vote of the holders of not less than a majority of all the shares then outstanding and entitled to vote thereon, and (f) such other matters with respect to which the Board of Trustees has adopted a resolution declaring advisable or recommending a proposal and directing that the matter be submitted to the shareholders for consideration. Except as otherwise required by law or except as provided with respect to any other class or series of shares of beneficial interest, the holders of such Common Shares will possess the exclusive voting power. There is no cumulative voting in the election of Trustees, which means that the holders of a majority of the outstanding Common Shares can elect all of the Trustees then standing for election and the holders of the remaining shares of beneficial interest, if any, will not be able to elect any Trustees.

Conversion, Redemption, Liquidation Rights. Holders of Common Shares have no conversion, sinking fund, redemption or preemptive rights to subscribe for any securities of the Company. Subject to the provisions of our Declaration of Trust regarding excess shares, Common Shares have equal distribution, liquidation and other rights, and have no preference, exchange or, except as expressly required by the Maryland REIT Law, appraisal rights.

Pursuant to the Maryland REIT Law, a REIT generally cannot amend its declaration of trust or merge unless approved by the affirmative vote or written consent of shareholders holding at least two-thirds of the shares entitled to vote on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the REIT’s declaration of trust. Our Declaration of Trust provides that a merger, and amendments to the Declaration of Trust in connection with a merger, may be approved by the affirmative vote of the holders of not less than a majority of the shares then outstanding and entitled to vote thereon. Under the Maryland REIT Law, a declaration of trust may permit the trustees by a two-thirds vote to amend the declaration of trust from time to time to qualify as a REIT under the Internal Revenue Code or the Maryland REIT Law without the affirmative vote or written consent of the shareholders. Our Declaration of Trust permits such action by the Board of Trustees. Subject to the provisions of any class or series of our shares outstanding, after approval of the Board of Trustees, Equity Residential may be dissolved or terminated by the affirmative vote of the holders of not less than two-thirds of all of the votes entitled to be cast on the matter.

Registrar and Transfer Agent. The registrar and transfer agent for the Common Shares is Computershare Trust Company, N.A.

Restriction on Ownership and Transfer. For the Company to qualify as a REIT under the Internal Revenue Code, no more than 50% in value of its outstanding shares of beneficial interest may be owned, actually or constructively, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be treated as a REIT has been made) or during a proportionate part of a shorter taxable year. A REIT’s shares also must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year (other than the first year for which an election to be treated as a REIT has been made). To facilitate maintenance of its qualification as a REIT for federal income tax purposes, we generally will prohibit ownership, directly or by virtue of the attribution provisions of the Internal Revenue Code, by any single shareholder of more than 5% of the issued and outstanding Common Shares and generally will prohibit ownership, directly or by virtue of the attribution provisions of the Internal Revenue Code, by any single shareholder of more than 5% of the issued and outstanding shares of any class or series of the Company’s Preferred Shares (collectively, the “Ownership Limit”).

Because the Board of Trustees believes it is desirable for the Company to qualify as a REIT, the Declaration of Trust, subject to certain exceptions, provides that no holder may own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, more than the Ownership Limit. The ownership attribution rules under the Internal Revenue Code are complex and may cause Common Shares owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 5% of the Common Shares (or the acquisition of an interest in an entity that owns, actually or constructively, Common Shares) by an individual or entity could nevertheless cause that individual or entity, or another individual or entity, to own constructively in excess of 5% of the outstanding Common Shares and thus subject such Common Shares to the Ownership Limit. The Board of Trustees shall grant an exemption from the Ownership Limit with respect to one or more persons who would not be treated as “individuals” for purposes of the Internal Revenue Code if it is satisfied that such ownership will not cause a person who is an individual to be treated as owning Common Shares in excess of the Ownership Limit, applying the applicable constructive ownership rules, and will not otherwise jeopardize the Company’s status as a REIT. As a condition of such waiver, the Board of Trustees may require undertakings or representations from the applicant with respect to preserving the REIT status of the Company. Under certain circumstances, the Board of Trustees may, in its sole and absolute discretion, grant an exemption for individuals to acquire Preferred Shares in excess of the Ownership Limit, provided that certain conditions are met and any representations and undertakings that may be required by the Board of Trustees are made. In connection with the Archstone Transaction, our Board of Trustees provided an exemption to the Ownership Limit for Jupiter, Lehman Brothers Holding Inc. and any of their designated subsidiaries or affiliates.

The Board of Trustees of the Company will have the authority to increase the Ownership Limit from time to time, but will not have the authority to do so to the extent that after a giving effect to such increase, five beneficial owners of Common Shares could beneficially own in the aggregate more than 49.5% of the outstanding Common Shares.

The Declaration of Trust further prohibits (a) any person from actually or constructively owning shares of beneficial interest of the Company that would result in the Company being “closely held” under Section 856(h) of the Internal Revenue Code or otherwise cause the Company to fail to qualify as a REIT and (b) any person from transferring shares of beneficial interest of the Company if such transfer would result in shares of beneficial interest of the Company being owned by fewer than 100 persons.

Any person who acquires or attempts or intends to acquire actual or constructive ownership of shares of beneficial interest of the Company that will or may violate any of the foregoing restrictions on transferability and ownership is required to give notice to the Company and provide the Company with such other information as the Company may request in order to determine the effect of such transfer on the Company’s status as a REIT.

If any purported transfer of shares of beneficial interest of the Company or any other event would otherwise result in any person violating the Ownership Limit or the other restrictions in the Declaration of Trust, then any such purported transfer will be void and of no force or effect with respect to the purported transferee (the “Prohibited Transferee”) as to that number of shares that exceeds the Ownership Limit (referred to as “excess shares”) and the Prohibited Transferee shall acquire no right or interest (or, in the case of any event other than a purported transfer, the person or entity holding record title to any such shares in excess of the Ownership Limit (the “Prohibited Owner”) shall cease to own any right or interest) in such excess shares. Any such excess shares described above will be transferred automatically, by operation of law, to a trust, the beneficiary of which will be a qualified charitable organization selected by the Company (the “Beneficiary”). Such automatic transfer shall be deemed to be effective as of the close of business on the Business Day (as defined in the Declaration of Trust) prior to the date of such violating transfer. Within 20 days of receiving notice from the Company of the transfer of shares to the trust, the trustee of the trust (who shall be designated by the Company and be unaffiliated with the Company and any Prohibited Transferee or Prohibited Owner) will be required to sell such excess shares to a person or entity who could own such shares without violating the Ownership Limit, and distribute to the Prohibited Transferee an amount equal to the lesser of the price paid by the Prohibited Transferee for such excess shares or the sales proceeds received by the trust for such excess shares. In the case of any excess shares resulting from any event other than a transfer, or from a transfer for no consideration (such as a gift), the trustee will be required to sell such excess shares to a qualified person or entity and distribute to the Prohibited Owner an amount equal to the lesser of the fair market value of such excess shares as of the date of such event or the sales proceeds received by the trust for such excess shares. In either case, any proceeds in excess of the amount distributable to the Prohibited Transferee or Prohibited Owner, as applicable, will be distributed to the Beneficiary. Prior to a sale of any such excess shares by the trust, the trustee will be entitled to receive, in trust for the Beneficiary, all dividends and other distributions paid by the Company with respect to such excess shares, and also will be entitled to exercise all voting rights with respect to such excess shares. Subject to Maryland law, effective as of the date that such shares have been transferred to the trust, the trustee shall have the authority (at the trustee’s sole discretion and subject to applicable law) (i) to rescind as void any vote cast by a Prohibited Transferee prior to the discovery by the Company that such shares have been transferred to the trust and (ii) to recast such vote in accordance with the desires of the trustee acting for the benefit of the Beneficiary. However, if the Company has already taken irreversible corporate action, then the trustee shall not have the authority to rescind and recast such vote. Any dividend or other distribution paid to the Prohibited Transferee or Prohibited Owner (prior to the discovery by the Company that such shares had been automatically transferred to a trust as described above) will be required to be repaid to the trustee upon demand for distribution to the Beneficiary. If the transfer to the trust as described above is not automatically effective (for any reason) to prevent violation of the Ownership Limit, then the Declaration of Trust provides that the transfer of the excess shares will be void.

In addition, shares of beneficial interest of the Company held in the trust shall be deemed to have been offered for sale to the Company, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the trust (or, in the case of a devise or gift, the market value at the time of such devise or gift) and (ii) the market value of such shares on the date the Company, or its designee, accepts such offer. The Company shall have the right to accept such offer until the trustee has sold the shares of beneficial interest held in the trust. Upon such a sale to the Company, the interest of the Beneficiary in the shares sold shall terminate and the trustee shall distribute the net proceeds of the sale to the Prohibited Owner.

The foregoing restrictions on transferability and ownership will not apply if the Board of Trustees determines that it is no longer in the best interests of the Company to attempt to qualify, or to continue to qualify, as a REIT.

All certificates representing shares of beneficial interest shall bear a legend referring to the restrictions described above.

All persons who own, directly or by virtue of the attribution provisions of the Internal Revenue Code, more than 5% (or such lower percentage as provided in the rules and regulations promulgated under the Internal Revenue Code) of the outstanding shares of beneficial interest of the Company must give a written notice to the Company within 30 days after the end of each taxable year stating such person’s name and address, the number of shares owned by such person and a description of the manner in which such shares are held. Any record holder who holds shares as nominee for another person who is required to include in gross income the distributions received on such shares must give notice stating the name and address of such other person and the number of shares of such other person with respect to which such record holder is nominee. In addition, each shareholder will, upon demand, be required to disclose to the Company in writing such information with respect to the direct, indirect and constructive ownership of shares of beneficial interest as the Board of Trustees deems reasonably necessary to comply with the provisions of the Internal Revenue Code applicable to a REIT or to ensure compliance with the ownership limitations described above.

These ownership limitations could have the effect of delaying, deferring or preventing a takeover or other transaction in which holders of some, or a majority, of Common Shares might receive a premium for their Common Shares over the then prevailing market price or which such holders might believe to be otherwise in their best interest.

SELLING SHAREHOLDERS

In connection with the Archstone Transaction, Jupiter, the Selling Shareholder named herein, received 34,468,085 Common Shares in a transaction exempt from registration under the Securities Act. Upon the closing of the Archstone Transaction, we entered into certain agreements, including:

•

a Registration Rights Agreement, dated as of February 27, 2013 (the “Registration Rights Agreement”), pursuant to which we agreed to, among other things, file with the Commission a registration statement on Form S-3 to register the resale by the Selling Shareholders of the Common Shares and which also grants the Selling Shareholders and certain affiliates certain additional customary registration rights to cover resales of the Common Shares; and

•

a Shareholders Agreement, dated as of February 27, 2013 (the “Shareholders Agreement”), which, among other things, restricts the Selling Shareholders and certain affiliates from transferring any of the Common Shares until April 26, 2013, imposes conditions on certain transfers after April 26, 2013, grants us customary standstill protections, and imposes certain voting requirements on the Selling Shareholders and certain affiliates.

The following table sets forth the name of the Selling Shareholder and the number of Common Shares that the Selling Shareholder beneficially owns and that may be offered pursuant to this prospectus. We have prepared the following table based on information provided to us by or on behalf of the Selling Shareholder on or prior to March 7, 2013. Subject to the restrictions of the Shareholders Agreement, the Selling Shareholders may sell all, some or none of their offered Common Shares. No estimate can be made of the number of offered Common Shares that will be sold by the Selling Shareholders or that will be owned by the Selling Shareholders upon completion of the offering. We cannot assure you that the Selling Shareholders will sell any of the offered Common Shares. Solely for the purpose of the table below, we have assumed the Selling Shareholder will sell all of the Common Shares owned by it in the offering.

Beneficial ownership is determined in accordance with the Commission’s rules and generally includes any Common Shares over which a person exercises voting or investment power. The percentage of Common Shares beneficially owned prior to the offering is based on 359,988,389 Common Shares outstanding as of February 28, 2013.

Other than as set forth above and otherwise described in this prospectus, the Selling Shareholder has not had, within the past three years, any material relationship with us or any of our predecessors or affiliates.

To the extent the Selling Shareholder identified below is a broker-dealer, it may be deemed to be, under interpretations of the staff of the Commission, an “underwriter” within the meaning of the Securities Act.

Information about the Selling Shareholder and certain transferees may change over time. Any changed information will be set forth in supplements to this prospectus, if required.

Name of Selling Shareholder	Number of Common Shares Beneficially Owned Prior to Offering	Percentage of Common Shares Outstanding Prior to Offering	Number of Common Shares Being Offered	Number of Common Shares Beneficially Owned After Offering

Jupiter Enterprise LP (1)	34,468,085	9.57%	34,468,085	0%

(1)	The 34,468,085 Common Shares are directly owned by Jupiter. Jupiter is an indirect subsidiary of Lehman Brothers Holding Inc. (“LBHI”). Under Commission rules regarding beneficial ownership, LBHI may be deemed to have voting and investment power over the Common Shares. LBHI’s sole share of stock is owned by Lehman Brothers Holdings Inc. Plan Trust (the “Plan Trust”). Despite this ownership, the Plan Trust does not have any voting or investment discretion with respect to the shares reported herein.

PLAN OF DISTRIBUTION

The offered Common Shares are subject to restrictions under the Registration Rights Agreement and the Shareholders Agreement. Subject to those restrictions, any of the Selling Shareholders may from time to time, in one or more transactions, sell all or a portion of the offered Common Shares on the New York Stock Exchange, in the over-the-counter market, on any other national securities exchange on which the Common Shares are listed or traded, in negotiated transactions, in underwritten transactions or otherwise, at prices then prevailing or related to the then current market price or at negotiated prices. The offering price of the offered Common Shares from time to time will be determined by the applicable Selling Shareholders and, at the time of such determination, may be higher or lower than the market price of the Common Shares on the New York Stock Exchange. In connection with an underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from a Selling Shareholder or from purchasers of offered Common Shares for whom they may act as agents, and underwriters may sell offered Common Shares to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Under agreements that may be entered into by us, underwriters, dealers and agents who participate in the distribution of offered Common Shares may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. The offered Common Shares may be sold directly or through broker-dealers acting as principal or agent, or pursuant to a distribution by one or more underwriters on a firm commitment or best-efforts basis. The methods by which the offered Common Shares may be sold include: (a) a block trade in which the broker-dealer so engaged will attempt to sell the offered Common Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker-dealer as principal and resale by such broker-dealer for its account pursuant to this prospectus; (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers; (d) an exchange distribution in accordance with the rules of the New York Stock Exchange or any automated inter-dealer quotation system on which the Common Shares are traded; (e) privately negotiated transactions; (f) one or more underwritten offerings on a firm commitment or best efforts basis or other purchases by underwriters, brokers, dealers, and agents who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of the Common Shares for whom they may act as agent; (g) short sales; (h) through the writing of options on the securities, swaps or other derivatives, whether or not the options or other such instruments are listed on an exchange or inter-dealer quotation system; (i) through the distribution of the Common Shares by any Selling Shareholder to its partners, members, equityholders or creditors who may from time to time effect sales or other distributions of the Common Shares; (j) pledges of the Common Shares as security for any loan or obligation, including pledges to brokers or dealers who may from time to time effect sales or other distributions of the Common Shares; (k) sales in other ways not involving market makers or established trading markets, including direct sales to institutions or individual purchasers; and (l) a combination of the foregoing methods or by any other legally available means. The Selling Shareholders and any underwriters, dealers or agents participating in the distribution of the offered Common Shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the offered Common Shares by the Selling Shareholders and any commissions received by any such broker-dealers may be deemed to be underwriting commissions under the Securities Act.

After April 26, 2013, the Selling Shareholders may enter into any swap, derivative or any other agreement, transaction or series of transactions that hedges or transfers, in whole or in part, directly or indirectly, the economic consequence or ownership of the Common Shares or interest in the Common Shares, whether any such swap, derivative, agreement, transaction or series of transactions is to be settled by delivery of securities, in cash or otherwise, including, without limitation, any hedging arrangement or transfer based on the FTSE NAREIT All Residential Capped Index, the FTSE NAREIT Equity Residential Index, the FTSE NAREIT Equity Apartments Index or any other index of which our capital stock represents at least 5% of the value at the time such hedging arrangement or transfer is entered into.

Any Common Shares covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

Subject to the Shareholders Agreement, the Selling Shareholders may transfer (including by way of loan or pledge) their Common Shares to a transferee that, in turn, may sell such Common Shares. In those circumstances, the transferee would become a Selling Shareholder under this prospectus and, if required under the Securities Act, will be identified in a prospectus supplement.

The Selling Shareholders and any other person participating in such distribution will be subject to certain provisions of the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of our Common Shares by the Selling Shareholders and any other such person. In addition, Regulation M of the Exchange Act may restrict the ability of any person engaged in the distribution of our Common Shares to engage in market-making activities with respect to the Common Shares. In addition, the anti-manipulation rules under the Exchange Act may apply to sales of the Common Shares in the market. All of the foregoing may affect the marketability of the Common Shares and the ability of any person to engage in market-making activities with respect to the Common Shares.

When a Selling Shareholder elects to make a particular offer of Common Shares, a prospectus supplement, if required, will be distributed which will identify any underwriters, dealers or agents and any discounts, commissions and other terms constituting compensation from such Selling Shareholder and any other required information will be identified in a prospectus supplement.

In order to comply with the securities laws of certain states, if applicable, the Common Shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the Common Shares may not be sold unless they have been registered or qualified for sale in such state or an exemption from such registration or qualification requirement is available and is complied with.

Under the Registration Rights Agreement, we have agreed to indemnify the Selling Shareholders named herein against certain liabilities that they may incur in connection with the sale of the Common Shares registered hereunder, including liabilities arising under the Securities Act, and to contribute to payments that the Selling Shareholders may be required to make with respect thereto. Agents, brokers and dealers may be entitled under agreements entered into by the Selling Shareholders or us to indemnification against certain civil liabilities, including liabilities under the Securities Act.

We have agreed to pay all costs and expenses incurred in connection with the registration under the Securities Act of the Common Shares registered hereunder, including, without limitation, all registration and filing fees, printing expenses and fees and disbursements of our counsel and accountants. We estimate that the total expenses of this offering payable by us will be $325,884. The Selling Shareholders will pay any brokerage fees and commissions, fees and disbursements of their legal counsel and share transfer taxes attributable to the sale of the Common Shares.

EXPERTS

The consolidated financial statements and schedule of Equity Residential appearing in Equity Residential’s Annual Report (Form 10-K) for the year ended December 31, 2012, and the effectiveness of Equity Residential’s internal control over financial reporting as of December 31, 2012, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference, in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The combined statement of revenue and certain expenses of the Archstone Portfolio for the year ended December 31, 2012, appearing in our Current Report on Form 8-K/A, filed with the Commission on March 6, 2013, has been incorporated by reference herein in reliance upon the report of KPMG LLP, independent auditors, incorporated by reference herein, and upon authority of such firm as experts in accounting and auditing. KPMG LLP’s report on the combined statement of revenue and certain expenses of the Archstone Portfolio contains a paragraph that states that the combined statement of revenue and certain expenses was prepared for the purpose of complying with the rules and regulations of the Commission, as described in Note 1 to the combined statement of revenue and certain expenses, and it is not intended to be a complete presentation of the Archstone Portfolio’s revenue and expenses.

LEGAL MATTERS

The legality of the offered Common Shares has been passed upon for us by the law firm of DLA Piper LLP (US). Certain tax matters have been passed upon for us by DLA Piper LLP (US), Chicago, Illinois, our special tax counsel.

Equity Residential

15,068,000 Common Shares

PROSPECTUS SUPPLEMENT

May 22, 2013

Sole Book-Running Manager

Goldman, Sachs & Co.